EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-160419, 333-161304) and S-8 (Nos. 33-38340, 33-38339, 33-63025, 333-83028, 333-91420, 333-122357, 333-163326) of RTI International Metals, Inc. of our report dated February 22, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 22, 2010